UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

UFP Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-12648	04-2314970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Hale Street

Newburyport, Massachusetts 01950-3504

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (978) 352-2200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UFPT	The NASDAQ Stock Market L.L.C.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 28, 2022, UFP Technologies, Inc. (the “Company”) exercised its purchase option under that certain Lease Agreement dated February 1, 2018 (the “Lease”) between the Company and Eric C. Stahl, Trustee of Dielectrics Realty Trust dated June 12, 1961 (the “Landlord”) for real property located at 300 Burnett Road, Chicopee, Massachusetts, resulting in the termination of the Lease. The Company entered into the Lease in connection with the acquisition of Dielectrics, Inc. on January 30, 2018. The Company paid $4.0 million to the Landlord to exercise the purchase option under the Lease, and incurred no early termination penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2022	UFP TECHNOLOGIES, INC.

By: /s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial Officer and Senior Vice President